COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION AND ADJUSTED NET INCOME OF $226 MILLION

Full-Year 2017 Pre-tax Income of $1.2 Billion Increased 84 Percent Compared to 2016
Reflects Execution of Growth in Efficiency and Revenue Initiative and Benefits from Rising Rates
DALLAS/January 16, 2018 -- Comerica Incorporated (NYSE: CMA) today reported full-year 2017 net income of $743 million, or $4.14 per diluted share, compared to $477 million, or $2.68 per diluted share for full-year 2016. Fourth quarter 2017 net income was $112 million, or 63 cents per diluted share, compared to $226 million, or $1.26 per diluted share, for the third quarter 2017 and $164 million, or 92 cents per diluted share, for the fourth quarter 2016. Fourth quarter and full-year 2017 results were impacted by a $107 million charge to adjust deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act.

(dollar amounts in millions, except per share data)	4th Qtr '17	3rd Qtr '17	4th Qtr '16
Net interest income	$545	$546	$455
Provision for credit losses	17	24	35
Noninterest income	285	275	267
Noninterest expenses	483	463	461
Pre-tax income	330	334	226
Provision for income taxes	218	108	62
Net income	$112	$226	$164

Net income attributable to common shares	$112	$224	$163
Diluted income per common share	0.63	1.26	0.92
Net interest margin	3.28	3.29	2.65
Efficiency ratio (a)	58.07	56.24	63.58

Common equity Tier 1 capital ratio (b)	11.55	11.51	11.09
Common equity ratio	11.13	11.16	10.68

(a)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

(b)	December 31, 2017 ratio is estimated.

The following table reconciles adjusted earnings per share, net income attributable to common shares and return ratios.

(dollar amounts in millions, except per share data)	4th Qtr '17	3rd Qtr '17	4th Qtr '16	FY 2017	FY 2016
Earnings per share	$0.63	$1.26	$0.92	$4.14	$2.68
Restructuring charges, net of tax	0.04	0.02	0.07	0.16	0.34
Deferred tax adjustment	0.61	—	—	0.60	—
One-time employee bonus, net of tax	0.02	—	—	0.02	—
Tax benefits from stock transactions	(0.02)	(0.01)	—	(0.19)	—
Adjusted earnings per share (a)	$1.28	$1.27	$0.99	$4.73	$3.02

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 2

(dollar amounts in millions, except per share data)	4th Qtr '17	3rd Qtr '17	4th Qtr '16	FY 2017	FY 2016
Net income attributable to common shareholders	$112	$224	$163	$738	$473
Restructuring charges, net of tax	8	4	13	29	59
Deferred tax adjustment	107	—	—	107	—
One-time employee bonus, net of tax	3	—	—	3	—
Tax benefits from employee stock transactions	(4)	(2)	—	(35)	—
Adjusted net income attributable to common shareholders (a)	$226	$226	$176	$842	$532

Return on Average Assets (ROA)	0.62%	1.25%	0.88%	1.04%	0.67%
Adjusted ROA (a)	1.26	1.27	0.95	1.19	0.75
Return on Average Common Shareholders' Equity (ROE)	5.58	11.17	8.43	9.34	6.22
Adjusted ROE (a)	11.24	11.28	9.11	10.65	6.99

(a)	See Reconciliation of Non-GAAP Financial Measures.

"Comerica made significant forward progress in 2017," said Ralph W. Babb, Jr., chairman and chief executive officer. “Revenue grew 11 percent, including a 15 percent increase in net interest income, which benefited from higher interest rates as we prudently managed loan and deposit pricing. In addition, successful execution of our GEAR Up initiative helped increase fee income 5 percent and lowered expenses 4 percent. We continued to adeptly navigate the energy cycle, and credit quality remained strong. Altogether, this drove an 84 percent increase in pre-tax income.

"Our fourth quarter pre-tax income was stable compared to the previous quarter," said Babb. "Relative to the third quarter, the benefit from higher interest rates and loan growth was offset by a decline in interest recoveries, which were significantly elevated in the third quarter. Credit metrics were strong, with 13 basis points of net charge-offs. Fee income grew 4 percent with increases in almost every category. In conjunction with revenue growth, expenses were up, yet remained well controlled. Finally, we are distributing some of the benefits from the tax reform act to our hardworking team. We granted approximately 4,500 colleagues a one-time bonus of $1,000 and raised our minimum wage to $15 per hour, which impacts over 700 employees.

"As we look forward to the year ahead, we remain focused on further enhancing shareholder value by growing relationships, continued implementation of our GEAR Up initiatives and returning excess capital to our investors. The full-year impact of the 2017 rate increases should help drive further revenue growth. Also, we expect to benefit from the lower tax rate, and we are well positioned to take advantage of additional interest rate increases, favorable changes in regulation and economic growth."
Fourth Quarter 2017 Compared to Third Quarter 2017 Overview
Average total loans increased $270 million, or 1 percent, to $48.9 billion.

•
Primarily reflected increases in National Dealer Services, Corporate Banking and Technology and Life Sciences, partially offset by decreases in general Middle Market, Energy and Mortgage Banker Finance.

Average total deposits increased $1.1 billion, or 2 percent, to $57.6 billion.

•	Noninterest-bearing deposits increased $723 million and interest-bearing deposits increased $425 million in line with typical seasonality.

•	Primarily reflected increases in Corporate Banking and Retail Bank.
Net interest income relatively stable at $545 million. Excluding interest recoveries of $13 million, which were significantly elevated in the third quarter 2017, net interest income increased $12 million.

•	Primarily reflected the benefit from increases in short-term rates, as well as an increase in average loans.

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 3

Provision for credit losses decreased $7 million to $17 million.

•	Net credit-related charge-offs were $16 million, or 0.13 percent of average loans, compared to $25 million, or 0.21 percent, in the third quarter 2017, remaining below historical levels.

•	The allowance for loan losses remained $712 million, or 1.45 percent of total loans.
Noninterest income increased $10 million to $285 million.

•
Primarily reflected a $6 million increase in card fees, a $2 million increase in fiduciary income and smaller increases in almost all other categories, partially offset by a $2 million decrease in service charges on deposit accounts primarily due to fewer business days in the fourth quarter.

Noninterest expenses increased $20 million to $483 million.

•	Primarily reflected increases of $10 million in salaries and benefits, $7 million in outside processing fees tied to revenue-generating activities and $6 million in restructuring charges.

•	The increase in salaries and benefits expense primarily reflected a one-time bonus of $1,000 to approximately 4,500 employees as well as an increase in performance-related compensation.
Provision for income taxes increased $110 million to $218 million.

•	Primarily due to the $107 million charge to adjust deferred taxes resulting from the Tax Cuts and Jobs Act.
Capital position remained solid at December 31, 2017.

•	Returned a total of $200 million to shareholders, including dividends and the repurchase of $148 million of common stock (1.9 million shares) under the equity repurchase program.
Full-Year 2017 Compared to Full-Year 2016 Overview
Full-year 2017 pre-tax income, excluding restructuring charges, included GEAR Up benefits of approximately $180 million compared to $25 million in full-year 2016.
Average total loans decreased $438 million, or 1 percent, to $48.6 billion.

•
Excluding cyclical declines of $696 million in Energy and $412 million in Mortgage Banker Finance, average loans increased $670 million, or 1 percent, primarily reflecting an increase in National Dealer Services.

Average total deposits decreased $483 million, or 1 percent, to $57.3 billion.

•	Noninterest-bearing deposits increased $1.3 billion, or 4 percent, to record levels.

•
Interest-bearing deposits decreased $1.7 billion, or 6 percent, primarily due to customers using their excess liquidity for working capital needs and acquisitions, our deliberate approach to relationship pricing, as well as strategic actions we made in early 2017 in light of the new Liquidity Coverage Ratio rules.

•	Average total deposits reflected decreases in Corporate Banking and Technology and Life Sciences, partially offset by increases in Commercial Real Estate and Retail Bank.
Net interest income increased $264 million, or 15 percent, to $2.1 billion.

•	Primarily reflected the benefit from higher short-term rates by prudently managing loan and deposit pricing.
Provision for credit losses decreased $174 million to $74 million.

•	Primarily reflected the improvement in credit quality in Energy.

•
Net credit-related charge-offs were $92 million, or 0.19 percent of average loans, in 2017, compared to $157 million, or 0.32 percent of average loans, for 2016. The $65 million decrease in net charge-offs primarily reflected lower Energy charge-offs.

Noninterest income increased $56 million, or 5 percent, to $1.1 billion, in part due to GEAR Up initiatives.

•
Primarily reflected increases in card fees of $30 million, fiduciary income of $8 million, service charges on deposit accounts of $8 million and smaller increases in several other categories, partially offset by decreases of $5 million in letter of credit fees and $4 million in commercial lending fees.

Noninterest expenses decreased $70 million, or 4 percent, to $1.9 billion.

•
Primarily reflected decreases of $49 million in salaries and benefits, largely driven by the GEAR Up initiative, and $48 million in restructuring charges, partially offset by a $30 million increase in outside processing fees primarily tied to revenue-generating activities.

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 4

Provision for income taxes increased $298 million to $491 million.

•
Primarily reflected the increase in pretax income and the $107 million charge to adjust deferred taxes, resulting from the Tax Cuts and Jobs Act, partially offset by a $35 million tax benefit from employee stock transactions in 2017 due to new accounting guidance for stock compensation effective January 1, 2017.

Continued execution of the capital plan returned $724 million to shareholders, an increase of $266 million, or 58 percent, compared to 2016.

•	Repurchased $531 million, or approximately 7.3 million shares, of common stock during 2017 under the equity repurchase program.

•	Increased the dividend 22 percent to $1.09 per share.
Net Interest Income

(dollar amounts in millions)	4th Qtr '17	3rd Qtr '17	4th Qtr '16
Net interest income	$545	$546	$455

Net interest margin	3.28%	3.29%	2.65%

Selected average balances:
Total earning assets	$66,167	$66,084	$68,774
Total loans	48,933	48,663	48,915
Total investment securities	12,155	12,244	12,329
Federal Reserve Bank deposits	4,771	4,889	7,245

Total deposits	57,641	56,493	59,645
Total noninterest-bearing deposits	31,780	31,057	32,091
Short-term borrowings	116	815	13
Medium- and long-term debt	4,631	4,936	5,578
Net interest income was relatively stable at $545 million in the fourth quarter 2017, compared to the third quarter 2017.

◦
Interest on loans decreased $2 million, primarily reflecting the impact of significant interest recoveries in the third quarter 2017 that were not repeated (-$13 million), the benefit from higher short-term rates (+$6 million), an increase in average loan balances (+$3 million) and other dynamics, primarily elevated loan fees (+$2 million).

◦	Interest on investment securities increased $1 million, primarily reflecting an increase in yields.

◦	Interest expense on deposits increased $2 million, primarily reflecting higher rates on larger money market accounts.

◦	Interest expense on debt decreased $2 million, primarily due to a decrease in average borrowings.
The net interest margin remained relatively stable at 3.28 percent compared to the third quarter 2017. Excluding interest recoveries, which were significantly elevated in the third quarter 2017 (-8 basis points), net interest margin increased 7 basis points. This reflected the net benefit from higher rates (+4 basis points), other dynamics (+1 bps) and lower wholesale funding costs (+2 bps).

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 5

Credit Quality
“Our credit quality remained strong in the fourth quarter,” said Babb. “We continue to see positive trends, particularly in the Energy portfolio. Total criticized loans, nonaccrual loans, and charge-offs decreased. We have maintained a conservative stance regarding economic and market conditions.”

(dollar amounts in millions)	4th Qtr '17	3rd Qtr '17	4th Qtr '16
Credit-related charge-offs	$29	$37	$48
Recoveries	13	12	12
Net credit-related charge-offs	16	25	36
Net credit-related charge-offs/Average total loans	0.13%	0.21%	0.29%

Provision for credit losses	$17	$24	$35

Nonperforming loans	410	452	590
Nonperforming assets (NPAs)	415	458	607
NPAs/Total loans and foreclosed property	0.84%	0.93%	1.24%

Loans past due 90 days or more and still accruing	$35	$12	$19

Allowance for loan losses	712	712	730
Allowance for credit losses on lending-related commitments (a)	42	41	41
Total allowance for credit losses	754	753	771

Allowance for loan losses/Period-end total loans	1.45%	1.45%	1.49%
Allowance for loan losses/Nonperforming loans	173	157	124

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Energy business line loans were $1.8 billion at December 31, 2017, or 4 percent of total loans, compared to $2.1 billion at September 30, 2017.

◦	Criticized Energy loans decreased $119 million, to $508 million.

◦	Energy net charge-offs were $1 million, compared to $9 million in the third quarter 2017.

•
Criticized loans decreased $203 million to $2.2 billion at December 31, 2017, compared to $2.4 billion at September 30, 2017. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 6

Full-Year 2018 Outlook
For full-year 2018 compared to full-year 2017, management expects the following, assuming a continuation of the current economic and low rate environment as well as approximately $270 million of benefits from the GEAR Up initiative:

•	Average loans higher in line with Gross Domestic Product, reflecting increases in most lines of business while remaining stable in Energy and Corporate Banking.

•	Net interest income higher, reflecting full-year benefits from the 2017 rate increases and loan growth.

◦	Full-year benefit from 2017 rate increases expected to be $110 million to $125 million, assuming a 20 percent to 40 percent deposit beta for the December rate increase.

◦	Elevated interest recoveries of $28 million in 2017 not expected to repeat in 2018.

•	Provision for credit losses of 15 basis points to 25 basis points and net charge-offs to remain low, with continued solid performance of the overall portfolio.

•
Excluding deferred compensation of $8 million in 2017, noninterest income higher by 4 percent[1], benefiting from the continued execution of GEAR Up opportunities helping to drive growth in treasury management income, card fees, brokerage fees and fiduciary income.

•
Noninterest expenses higher by 1 percent[1], reflecting $47 million to $57 million in restructuring charges and an additional $50 million benefit from the GEAR Up initiatives. Additionally, headwinds include higher technology expenditures and typical inflationary pressures, as well as outside processing expenses to increase in line with growing revenue.

•	Income tax expense to approximate 23 percent of pre-tax income with the passage of the Tax Cuts and Jobs Acts, assuming no tax impact from employee stock transactions.

1 Beginning January 1, 2018, as a result of adopting a new accounting standard, card fee revenue from certain card products will be presented net of network costs in noninterest income, as opposed to the current presentation of associated network costs in noninterest expenses. Other smaller revenue streams will be similarly impacted. These changes in presentation will not impact net income and are not reflected in this outlook. Management expects the efficiency ratio to improve 150 basis points to 200 basis points as a result of these changes. Costs impacted by Accounting Standards Codification Topic 606 were approximately $120 million for the year ended December 31, 2017.

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 7

Business Segments
For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at December 31, 2017. A discussion of business segment and geographic market year-to-date results will be included in Comerica's 2017 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2017 financial results at 7 a.m. CT Tuesday January 16, 2018. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 22791267). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FOURTH QUARTER 2017 NET INCOME OF $112 MILLION - 8

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; changes in regulation or oversight; reliance on other companies to provide certain key components of business infrastructure; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; potential legislative, administrative or judicial changes or interpretations related to the tax treatment of corporations; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2017	2017	2016	2017	2016
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.63	$1.26	$0.92	$4.14	$2.68
Cash dividends declared	0.30	0.30	0.23	1.09	0.89

Average diluted shares (in thousands)	175,818	177,411	177,457	178,125	176,730
KEY RATIOS
Return on average common shareholders' equity	5.58%	11.17%	8.43%	9.34%	6.22%
Return on average assets	0.62	1.25	0.88	1.04	0.67
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.55	11.51	11.09
Total risk-based capital ratio (a)	13.71	13.65	13.27
Leverage ratio (a)	10.75	10.87	10.18
Common equity ratio	11.13	11.16	10.68
Tangible common equity ratio (b)	10.32	10.35	9.89
AVERAGE BALANCES
Commercial loans	30,719	30,603	30,792	30,415	31,062
Real estate construction loans	3,031	2,933	2,837	2,958	2,508
Commercial mortgage loans	9,054	8,977	8,918	9,005	8,981
Lease financing	470	470	619	509	684
International loans	1,122	1,156	1,303	1,157	1,367
Residential mortgage loans	2,014	2,005	1,923	1,989	1,894
Consumer loans	2,523	2,519	2,523	2,525	2,500
Total loans	48,933	48,663	48,915	48,558	48,996

Earning assets	66,167	66,084	68,774	66,300	66,545
Total assets	71,398	71,251	74,126	71,452	71,743

Noninterest-bearing deposits	31,780	31,057	32,091	31,013	29,751
Interest-bearing deposits	25,861	25,436	27,554	26,245	27,990
Total deposits	57,641	56,493	59,645	57,258	57,741

Common shareholders' equity	7,987	8,008	7,734	7,952	7,674
NET INTEREST INCOME
Net interest income	$545	$546	$455	$2,061	$1,797
Net interest margin (fully taxable equivalent)	3.28%	3.29%	2.65%	3.12%	2.71%
CREDIT QUALITY
Total nonperforming assets	$415	$458	$607

Loans past due 90 days or more and still accruing	35	12	19

Net credit-related charge-offs	16	25	36	$92	$157

Allowance for loan losses	712	712	730
Allowance for credit losses on lending-related commitments	42	41	41
Total allowance for credit losses	754	753	771

Allowance for loan losses as a percentage of total loans	1.45%	1.45%	1.49%
Net credit-related charge-offs as a percentage of average total loans	0.13	0.21	0.29	0.19%	0.32%
Nonperforming assets as a percentage of total loans and foreclosed property	0.84	0.93	1.24
Allowance for loan losses as a percentage of total nonperforming loans	173	157	124

(a)	December 31, 2017 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2017	2017	2016
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,438	$1,351	$1,249

Interest-bearing deposits with banks	4,407	4,853	5,969
Other short-term investments	96	92	92

Investment securities available-for-sale	10,938	10,998	10,787
Investment securities held-to-maturity	1,266	1,344	1,582

Commercial loans	31,060	31,062	30,994
Real estate construction loans	2,961	3,018	2,869
Commercial mortgage loans	9,159	8,985	8,931
Lease financing	468	475	572
International loans	983	1,159	1,258
Residential mortgage loans	1,988	1,999	1,942
Consumer loans	2,554	2,511	2,522
Total loans	49,173	49,209	49,088
Less allowance for loan losses	(712)	(712)	(730)
Net loans	48,461	48,497	48,358

Premises and equipment	466	467	501
Accrued income and other assets	4,495	4,415	4,440
Total assets	$71,567	$72,017	$72,978

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,071	$32,391	$31,540

Money market and interest-bearing checking deposits	21,500	20,869	22,556
Savings deposits	2,152	2,147	2,064
Customer certificates of deposit	2,165	2,342	2,806
Foreign office time deposits	15	70	19
Total interest-bearing deposits	25,832	25,428	27,445
Total deposits	57,903	57,819	58,985

Short-term borrowings	10	509	25
Accrued expenses and other liabilities	1,069	1,018	1,012
Medium- and long-term debt	4,622	4,637	5,160
Total liabilities	63,604	63,983	65,182

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,122	2,112	2,135
Accumulated other comprehensive loss	(364)	(359)	(383)
Retained earnings	7,800	7,746	7,331
Less cost of common stock in treasury - 55,306,483 shares at 12/31/17; 53,835,135 shares at 9/30/17 and 52,851,156 shares at 12/31/16	(2,736)	(2,606)	(2,428)
Total shareholders' equity	7,963	8,034	7,796
Total liabilities and shareholders' equity	$71,567	$72,017	$72,978

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$498	$412	$1,872	$1,635
Interest on investment securities	64	62	250	247
Interest on short-term investments	16	10	60	27
Total interest income	578	484	2,182	1,909
INTEREST EXPENSE
Interest on deposits	13	10	42	40
Interest on short-term borrowings	—	—	3	—
Interest on medium- and long-term debt	20	19	76	72
Total interest expense	33	29	121	112
Net interest income	545	455	2,061	1,797
Provision for credit losses	17	35	74	248
Net interest income after provision for credit losses	528	420	1,987	1,549
NONINTEREST INCOME
Card fees	91	79	333	303
Service charges on deposit accounts	55	54	227	219
Fiduciary income	50	48	198	190
Commercial lending fees	22	21	85	89
Letter of credit fees	11	12	45	50
Bank-owned life insurance	12	12	43	42
Foreign exchange income	12	11	45	42
Brokerage fees	6	5	23	19
Net securities losses	—	(2)	(3)	(5)
Other noninterest income	26	27	111	102
Total noninterest income	285	267	1,107	1,051
NONINTEREST EXPENSES
Salaries and benefits expense	235	219	912	961
Outside processing fee expense	99	89	366	336
Net occupancy expense	40	40	154	157
Equipment expense	11	13	45	53
Restructuring charges	13	20	45	93
Software expense	31	29	126	119
FDIC insurance expense	13	15	51	54
Advertising expense	9	6	28	21
Litigation-related expense	—	1	(2)	1
Other noninterest expenses	32	29	135	135
Total noninterest expenses	483	461	1,860	1,930
Income before income taxes	330	226	1,234	670
Provision for income taxes	218	62	491	193
NET INCOME	112	164	743	477
Less income allocated to participating securities	—	1	5	4
Net income attributable to common shares	$112	$163	$738	$473
Earnings per common share:
Basic	$0.65	$0.95	$4.23	$2.74
Diluted	0.63	0.92	4.14	2.68

Comprehensive income	107	73	762	523

Cash dividends declared on common stock	52	40	193	154
Cash dividends declared per common share	0.30	0.23	1.09	0.89

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2017 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2017		Fourth Quarter 2016
(in millions, except per share data)	2017	2017	2017	2017	2016	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$498	$500	$453	$421	$412	$(2)	—%	$86	21%
Interest on investment securities	64	63	62	61	62	1	1	2	3
Interest on short-term investments	16	16	14	14	10	—	—	6	67
Total interest income	578	579	529	496	484	(1)	—	94	19
INTEREST EXPENSE
Interest on deposits	13	11	9	9	10	2	19	3	29
Interest on short-term borrowings	—	3	—	—	—	(3)	n/m	—	—
Interest on medium- and long-term debt	20	19	20	17	19	1	2	1	8
Total interest expense	33	33	29	26	29	—	—	4	16
Net interest income	545	546	500	470	455	(1)	—	90	20
Provision for credit losses	17	24	17	16	35	(7)	(31)	(18)	(52)
Net interest income after provision for credit losses	528	522	483	454	420	6	1	108	26
NONINTEREST INCOME
Card fees	91	85	80	77	79	6	8	12	16
Service charges on deposit accounts	55	57	57	58	54	(2)	(2)	1	4
Fiduciary income	50	48	51	49	48	2	3	2	5
Commercial lending fees	22	21	22	20	21	1	3	1	2
Letter of credit fees	11	11	11	12	12	—	—	(1)	(12)
Bank-owned life insurance	12	12	9	10	12	—	—	—	—
Foreign exchange income	12	11	11	11	11	1	6	1	6
Brokerage fees	6	6	6	5	5	—	—	1	12
Net securities losses	—	(1)	(2)	—	(2)	1	7	2	n/m
Other noninterest income	26	25	31	29	27	1	10	(1)	—
Total noninterest income	285	275	276	271	267	10	4	18	7
NONINTEREST EXPENSES
Salaries and benefits expense	235	225	219	233	219	10	5	16	8
Outside processing fee expense	99	92	88	87	89	7	8	10	12
Net occupancy expense	40	38	38	38	40	2	6	—	—
Equipment expense	11	12	11	11	13	(1)	—	(2)	(13)
Restructuring charges	13	7	14	11	20	6	63	(7)	(41)
Software expense	31	35	31	29	29	(4)	(13)	2	5
FDIC insurance expense	13	13	12	13	15	—	—	(2)	(14)
Advertising expense	9	8	7	4	6	1	11	3	54
Litigation-related expense	—	—	—	(2)	1	—	—	(1)	n/m
Other noninterest expenses	32	33	37	33	29	(1)	(3)	3	13
Total noninterest expenses	483	463	457	457	461	20	4	22	5
Income before income taxes	330	334	302	268	226	(4)	(1)	104	46
Provision for income taxes	218	108	99	66	62	110	n/m	156	n/m
NET INCOME	112	226	203	202	164	(114)	(50)	(52)	(32)
Less income allocated to participating securities	—	2	1	2	1	(2)	(50)	(1)	(45)
Net income attributable to common shares	$112	$224	$202	$200	$163	$(112)	(50)%	$(51)	(32)%
Earnings per common share:
Basic	$0.65	$1.29	$1.15	$1.15	$0.95	$(0.64)	(50)%	$(0.30)	(32)%
Diluted	0.63	1.26	1.13	1.11	0.92	(0.63)	(50)	(0.29)	(32)

Comprehensive income	107	228	221	206	73	(121)	(53)	34	48

Cash dividends declared on common stock	52	53	46	42	40	(1)	(1)	12	29
Cash dividends declared per common share	0.30	0.30	0.26	0.23	0.23	—	—	0.07	30
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2017				2016
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$712	$705	$708	$730	$727

Loan charge-offs:
Commercial	26	35	34	38	37
Commercial mortgage	1	—	1	1	1
Lease financing	—	1	—	—	—
International	1	—	2	3	8
Consumer	1	1	2	2	2
Total loan charge-offs	29	37	39	44	48

Recoveries on loans previously charged-off:
Commercial	7	6	17	7	7
Real estate construction	—	1	—	—	—
Commercial mortgage	2	2	3	2	3
International	2	1	—	—	—
Residential mortgage	1	—	—	—	1
Consumer	1	2	1	2	1
Total recoveries	13	12	21	11	12
Net loan charge-offs	16	25	18	33	36
Provision for loan losses	16	31	15	11	39
Foreign currency translation adjustment	—	1	—	—	—
Balance at end of period	$712	$712	$705	$708	$730

Allowance for loan losses as a percentage of total loans	1.45%	1.45%	1.43%	1.47%	1.49%

Net loan charge-offs as a percentage of average total loans	0.13	0.21	0.15	0.28	0.29

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2017				2016
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$41	$48	$46	$41	$45
Add: Provision for credit losses on lending-related commitments	1	(7)	2	5	(4)
Balance at end of period	$42	$41	$48	$46	$41

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2017				2016
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$309	$345	$379	$400	$445
Commercial mortgage	31	35	41	41	46
Lease financing	4	8	8	6	6
International	6	6	6	8	14
Total nonaccrual business loans	350	394	434	455	511
Retail loans:
Residential mortgage	31	28	36	39	39
Consumer:
Home equity	21	22	23	26	28
Other consumer	—	—	—	1	4
Total consumer	21	22	23	27	32
Total nonaccrual retail loans	52	50	59	66	71
Total nonaccrual loans	402	444	493	521	582
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	410	452	501	529	590
Foreclosed property	5	6	18	16	17
Total nonperforming assets	$415	$458	$519	$545	$607

Nonperforming loans as a percentage of total loans	0.83%	0.92%	1.01%	1.10%	1.20%
Nonperforming assets as a percentage of total loans and foreclosed property	0.84	0.93	1.05	1.13	1.24
Allowance for loan losses as a percentage of total nonperforming loans	173	157	141	134	124
Loans past due 90 days or more and still accruing	$35	$12	$30	$26	$19

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$444	$493	$521	$582	$631
Loans transferred to nonaccrual (a)	73	66	54	104	60
Nonaccrual business loan gross charge-offs (b)	(28)	(36)	(37)	(42)	(46)
Nonaccrual business loans sold (c)	(22)	(10)	—	(8)	(10)
Payments/Other (d)	(65)	(69)	(45)	(115)	(53)
Nonaccrual loans at end of period	$402	$444	$493	$521	$582
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$28	$36	$37	$42	$46
Consumer and residential mortgage loans	1	1	2	2	2
Total gross loan charge-offs	$29	$37	$39	$44	$48
(c) Analysis of loans sold:
Nonaccrual business loans	$22	$10	$—	$8	$10
Performing criticized loans	12	—	—	—	—
Total criticized loans sold	$34	$10	$—	$8	$10
(d) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2017			December 31, 2016
	Average Balance		Average Rate (a)	Average Balance		Average Rate (a)
(dollar amounts in millions)		Interest			Interest

Commercial loans	$30,415	$1,162	3.83%	$31,062	$1,008	3.26%
Real estate construction loans	2,958	124	4.18	2,508	91	3.63
Commercial mortgage loans	9,005	358	3.97	8,981	314	3.49
Lease financing	509	13	2.64	684	18	2.65
International loans	1,157	47	4.07	1,367	50	3.63
Residential mortgage loans	1,989	74	3.70	1,894	71	3.76
Consumer loans	2,525	94	3.70	2,500	83	3.32
Total loans	48,558	1,872	3.86	48,996	1,635	3.34

Mortgage-backed securities (b)	9,330	202	2.17	9,356	203	2.19
Other investment securities	2,877	48	1.67	2,992	44	1.51
Total investment securities (b)	12,207	250	2.05	12,348	247	2.02

Interest-bearing deposits with banks	5,443	60	1.09	5,099	26	0.51
Other short-term investments	92	—	0.64	102	1	0.61
Total earning assets	66,300	2,182	3.30	66,545	1,909	2.88

Cash and due from banks	1,209			1,146
Allowance for loan losses	(728)			(730)
Accrued income and other assets	4,671			4,782
Total assets	$71,452			$71,743

Money market and interest-bearing checking deposits	$21,585	33	0.15	$22,744	27	0.11
Savings deposits	2,133	—	0.02	2,013	—	0.02
Customer certificates of deposit	2,471	9	0.36	3,200	13	0.40
Foreign office time deposits	56	—	0.64	33	—	0.35
Total interest-bearing deposits	26,245	42	0.16	27,990	40	0.14

Short-term borrowings	277	3	1.14	138	—	0.45
Medium- and long-term debt	4,969	76	1.51	4,917	72	1.45
Total interest-bearing sources	31,491	121	0.38	33,045	112	0.34

Noninterest-bearing deposits	31,013			29,751
Accrued expenses and other liabilities	996			1,273
Total shareholders' equity	7,952			7,674
Total liabilities and shareholders' equity	$71,452			$71,743

Net interest income/rate spread		$2,061	2.92		$1,797	2.54

Impact of net noninterest-bearing sources of funds			0.20			0.17
Net interest margin (as a percentage of average earning assets)			3.12%			2.71%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance		Average Rate (a)	Average Balance		Average Rate (a)	Average Balance		Average Rate (a)
(dollar amounts in millions)		Interest			Interest			Interest

Commercial loans	$30,719	$311	4.03%	$30,603	$312	4.07%	$30,792	$255	3.30%
Real estate construction loans	3,031	34	4.44	2,933	33	4.36	2,837	26	3.65
Commercial mortgage loans	9,054	93	4.08	8,977	95	4.20	8,918	78	3.49
Lease financing	470	4	3.39	470	3	3.36	619	3	1.95
International loans	1,122	12	4.41	1,156	12	4.13	1,303	12	3.70
Residential mortgage loans	2,014	19	3.66	2,005	20	3.95	1,923	17	3.60
Consumer loans	2,523	25	3.92	2,519	25	3.84	2,523	21	3.28
Total loans	48,933	498	4.04	48,663	500	4.09	48,915	412	3.36

Mortgage-backed securities (b)	9,315	52	2.19	9,361	51	2.17	9,386	51	2.16
Other investment securities	2,840	12	1.71	2,883	12	1.69	2,943	11	1.54
Total investment securities (b)	12,155	64	2.08	12,244	63	2.06	12,329	62	2.01

Interest-bearing deposits with banks	4,987	16	1.30	5,086	16	1.26	7,438	10	0.52
Other short-term investments	92	—	0.58	91	—	0.72	92	—	0.47
Total earning assets	66,167	578	3.47	66,084	579	3.49	68,774	484	2.81

Cash and due from banks	1,274			1,234			1,290
Allowance for loan losses	(726)			(718)			(740)
Accrued income and other assets	4,683			4,651			4,802
Total assets	$71,398			$71,251			$74,126

Money market and interest-bearing checking deposits	$21,402	10	0.19	$20,819	9	0.15	$22,585	7	0.12
Savings deposits	2,152	—	0.02	2,152	—	0.02	2,064	—	0.02
Customer certificates of deposit	2,259	3	0.35	2,390	2	0.36	2,878	3	0.39
Foreign office time deposits	48	—	0.76	75	—	0.66	27	—	0.36
Total interest-bearing deposits	25,861	13	0.19	25,436	11	0.16	27,554	10	0.14

Short-term borrowings	116	—	1.16	815	3	1.15	13	—	0.50
Medium- and long-term debt	4,631	20	1.69	4,936	19	1.61	5,578	19	1.30
Total interest-bearing sources	30,608	33	0.42	31,187	33	0.42	33,145	29	0.33

Noninterest-bearing deposits	31,780			31,057			32,091
Accrued expenses and other liabilities	1,023			999			1,156
Total shareholders' equity	7,987			8,008			7,734
Total liabilities and shareholders' equity	$71,398			$71,251			$74,126

Net interest income/rate spread		$545	3.05		$546	3.07		$455	2.48

Impact of net noninterest-bearing sources of funds			0.23			0.22			0.17
Net interest margin (as a percentage of average earning assets)			3.28%			3.29%			2.65%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2017	2017	2017	2017	2016

Commercial loans:
Floor plan	$4,359	$3,960	$4,346	$4,191	$4,269
Other	26,701	27,102	27,103	26,024	26,725
Total commercial loans	31,060	31,062	31,449	30,215	30,994
Real estate construction loans	2,961	3,018	2,857	2,930	2,869
Commercial mortgage loans	9,159	8,985	8,974	9,021	8,931
Lease financing	468	475	472	550	572
International loans	983	1,159	1,145	1,106	1,258
Residential mortgage loans	1,988	1,999	1,976	1,944	1,942
Consumer loans:
Home equity	1,816	1,790	1,796	1,790	1,800
Other consumer	738	721	739	747	722
Total consumer loans	2,554	2,511	2,535	2,537	2,522
Total loans	$49,173	$49,209	$49,408	$48,303	$49,088

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	6	6	7	7	7
Other intangibles	2	2	2	3	3

Common equity tier 1 capital (a)	7,686	7,752	7,705	7,667	7,540
Risk-weighted assets (a)	66,573	67,341	66,928	66,355	67,966

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.55%	11.51%	11.51%	11.55%	11.09%
Total risk-based capital ratio (a)	13.71	13.65	13.66	13.72	13.27
Leverage ratio (a)	10.75	10.87	10.80	10.67	10.18
Common equity ratio	11.13	11.16	11.18	10.87	10.68
Tangible common equity ratio (b)	10.32	10.35	10.37	10.07	9.89

Common shareholders' equity per share of common stock	$46.07	$46.09	$45.39	$44.69	$44.47
Tangible common equity per share of common stock (b)	42.34	42.39	41.73	41.05	40.79
Market value per share for the quarter:
High	88.22	76.76	75.30	75.00	70.44
Low	74.16	64.04	64.75	64.27	46.75
Close	86.81	76.26	73.24	68.58	68.11

Quarterly ratios:
Return on average common shareholders' equity	5.58%	11.17%	10.26%	10.42%	8.43%
Return on average assets	0.62	1.25	1.14	1.14	0.88
Efficiency ratio (c)	58.07	56.24	58.63	61.63	63.58

Number of banking centers	438	439	439	458	458

Number of employees - full time equivalent	7,999	7,974	8,017	8,044	7,960
(a)    December 31, 2017 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2017	2017	2016

ASSETS
Cash and due from subsidiary bank	$1,059	$974	$761
Other short-term investments	92	89	87
Investment in subsidiaries, principally banks	7,467	7,639	7,561
Premises and equipment	2	2	2
Other assets	127	114	150
Total assets	$8,747	$8,818	$8,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$602	$606	$604
Other liabilities	182	178	161
Total liabilities	784	784	765

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,122	2,112	2,135
Accumulated other comprehensive loss	(364)	(359)	(383)
Retained earnings	7,800	7,746	7,331
Less cost of common stock in treasury - 55,306,483 shares at 12/31/17; 53,835,135 shares at 9/30/17 and 52,851,156 shares at 12/31/16	(2,736)	(2,606)	(2,428)
Total shareholders' equity	7,963	8,034	7,796
Total liabilities and shareholders' equity	$8,747	$8,818	$8,561

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2015	175.7	$1,141	$2,173	$(429)	$7,084	$(2,409)	$7,560
Net income	—	—	—	—	477	—	477
Other comprehensive loss, net of tax	—	—	—	46	—	—	46
Cash dividends declared on common stock ($0.89 per share)	—	—	—	—	(154)	—	(154)
Purchase of common stock	(6.8)	—	—	—	—	(310)	(310)
Net issuance of common stock under employee stock plans	4.1	—	(15)	—	(27)	185	143
Net issuance of common stock for warrants	2.3	—	(57)	—	(49)	106	—
Share-based compensation	—	—	34	—	—	—	34
BALANCE AT DECEMBER 31, 2016	175.3	1,141	2,135	(383)	7,331	(2,428)	7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	743	—	743
Other comprehensive income, net of tax	—	—	—	19	—	—	19
Cash dividends declared on common stock ($1.09 per share)	—	—	—	—	(193)	—	(193)
Purchase of common stock	(7.5)	—	—	—	—	(544)	(544)
Net issuance of common stock under employee stock plans	3.3	—	(26)	—	(26)	151	99
Net issuance of common stock for warrants	1.8	—	(28)	—	(53)	84	3
Share-based compensation	—	—	39	—	—	—	39
Other	—	—	(1)	—	—	1	—
BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(364)	$7,800	$(2,736)	$7,963

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$348	$170	$43	$(25)	$9		$545
Provision for credit losses	20	(3)	(5)	—	5		17
Noninterest income	156	49	64	14	2		285
Noninterest expenses	210	189	73	(1)	12		483
Provision (benefit) for income taxes	98	12	15	(8)	101	(a)	218
Net income (loss)	$176	$21	$24	$(2)	$(107)		$112
Net credit-related charge-offs (recoveries)	$14	$3	$(1)	$—	$—		$16

Selected average balances:
Assets	$39,300	$6,445	$5,352	$13,940	$6,361		$71,398
Loans	37,873	5,835	5,225	—	—		48,933
Deposits	28,717	24,232	4,184	394	114		57,641

Statistical data:
Return on average assets (b)	1.78%	0.34%	1.78%	N/M	N/M		0.62%
Efficiency ratio (c)	41.65	85.85	68.50	N/M	N/M		58.07

	Business	Retail	Wealth
Three Months Ended September 30, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$356	$165	$45	$(30)	$10		$546
Provision for credit losses	16	(1)	10	—	(1)		24
Noninterest income	148	49	63	13	2		275
Noninterest expenses	199	184	70	(1)	11		463
Provision (benefit) for income taxes	99	10	10	(10)	(1)		108
Net income (loss)	$190	$21	$18	$(6)	$3		$226
Net credit-related charge-offs (recoveries)	$28	$(1)	$(2)	$—	$—		$25

Selected average balances:
Assets	$38,917	$6,455	$5,416	$13,996	$6,467		$71,251
Loans	37,559	5,834	5,270	—	—		48,663
Deposits	28,115	23,918	4,054	270	136		56,493

Statistical data:
Return on average assets (b)	1.94%	0.33%	1.28%	N/M	N/M		1.25%
Efficiency ratio (c)	39.32	85.51	65.23	N/M	N/M		56.24

	Business	Retail	Wealth
Three Months Ended December 31, 2016	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$354	$155	$41	$(101)	6		$455
Provision for credit losses	17	22	(1)	—	(3)		35
Noninterest income	146	48	62	10	1		267
Noninterest expenses	196	188	72	(1)	6		461
Provision (benefit) for income taxes	82	(3)	10	(30)	3		62
Net income (loss)	$205	$(4)	$22	$(60)	$1		$164
Net credit-related charge-offs (recoveries)	$33	$5	$(2)	$—	$—		$36

Selected average balances:
Assets	$39,220	$6,559	$5,268	$14,109	$8,970		$74,126
Loans	37,893	5,906	5,116	—	—		48,915
Deposits	31,221	23,915	4,092	107	310		59,645

Statistical data:
Return on average assets (b)	2.09%	(0.07)%	1.68%	N/M	N/M		0.88%
Efficiency ratio (c)	39.15	91.54	70.03	N/M	N/M		63.58

(a)	Included $107 million charge to adjust deferred taxes as a result of the enactment of the Tax Cut and Jobs Act.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$175	$188	$115	$83	$(16)		$545
Provision for credit losses	6	31	(27)	2	5		17
Noninterest income	81	43	34	111	16		285
Noninterest expenses	150	107	95	120	11		483
Provision for income taxes	36	36	32	21	93	(a)	218
Net income (loss)	$64	$57	$49	$51	$(109)		$112
Net credit-related charge-offs	$1	$5	$10	$—	$—		$16

Selected average balances:
Assets	$13,583	$18,470	$10,305	$8,739	$20,301		$71,398
Loans	12,798	18,236	9,795	8,104	—		48,933
Deposits	21,807	18,222	9,366	7,738	508		57,641

Statistical data:
Return on average assets (b)	1.13%	1.17%	1.85%	2.30%	N/M		0.62%
Efficiency ratio (c)	58.54	46.35	63.57	61.68	N/M		58.07

				Other	Finance
Three Months Ended September 30, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$172	$184	$123	$87	$(20)		$546
Provision for credit losses	8	24	(22)	15	(1)		24
Noninterest income	79	41	33	107	15		275
Noninterest expenses	144	103	92	114	10		463
Provision (benefit) for income taxes	34	37	31	17	(11)		108
Net income (loss)	$65	$61	$55	$48	$(3)		$226
Net credit-related charge-offs	$2	$10	$9	$4	$—		$25

Selected average balances:
Assets	$13,367	$18,170	$10,435	$8,816	$20,463		$71,251
Loans	12,612	17,916	9,959	8,176	—		48,663
Deposits	21,641	17,316	9,400	7,730	406		56,493

Statistical data:
Return on average assets (b)	1.14%	1.32%	2.05%	2.15%	N/M		1.25%
Efficiency ratio (c)	57.15	45.59	58.74	58.79	N/M		56.24

				Other	Finance
Three Months Ended December 31, 2016	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$166	$181	$115	$88	$(95)		$455
Provision for credit losses	—	12	26	—	(3)		35
Noninterest income	81	41	34	100	11		267
Noninterest expenses	149	101	92	114	5		461
Provision (benefit) for income taxes	29	35	9	16	(27)		62
Net income (loss)	$69	$74	$22	$58	$(59)		$164
Net credit-related charge-offs	$3	$1	$30	$2	$—		$36

Selected average balances:
Assets	$13,015	$18,106	$10,810	$9,116	$23,079		$74,126
Loans	12,377	17,827	10,381	8,330	—		48,915
Deposits	22,007	18,382	10,386	8,453	417		59,645

Statistical data:
Return on average assets (b)	1.22%	1.52%	0.73%	2.49%	N/M		0.88%
Efficiency ratio (c)	60.04	45.26	61.71	60.35	N/M		63.58

(a)	Includes $107 million charge to adjust deferred taxes as a result of the enactment of the Tax Cut and Jobs Act.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, earnings per share, ROA and ROE provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Three Months Ended			Years Ended December 31,
	December 31,	September 30,	December 31,
(dollar amounts in millions, except per share data)	2017	2017	2016	2017	2016
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$112	$224	$163	$738	$473
Restructuring charges, net of tax	8	4	13	29	59
Deferred tax adjustment	107	—	—	107	—
One-time employee bonus, net of tax	3	—	—	3	—
Tax benefits from employee stock transactions	(4)	(2)	—	(35)	—
Adjusted net income attributable to common shareholders	$226	$226	$176	$842	$532

Diluted average common shares (in millions)	176	177	177	178	177
Diluted earnings per common share:
Reported	$0.63	$1.26	$0.92	$4.14	$2.68
Adjusted	1.28	1.27	0.99	4.73	3.02

Adjusted Net Income, ROA and ROE:
Net income	$112	$226	$164	$743	$477
Restructuring charges, net of tax	8	4	13	29	59
Deferred tax adjustment	107	—	—	107	—
One-time employee bonus, net of tax	3	—	—	3	—
Tax benefits from employee stock transactions	(4)	(2)	—	(35)	—
Adjusted net income	$226	$228	$177	$847	$536

Average assets	$71,398	$71,251	$74,126	$71,452	$71,743
ROA:
Reported	0.62%	1.25%	0.88%	1.04%	0.67%
Adjusted	1.26	1.27	0.95	1.19	0.75

Average common shareholder's equity	$7,987	$8,008	$7,734	$7,952	$7,674
ROE:
Reported	5.58%	11.17%	8.43%	9.34%	6.22%
Adjusted	11.24	11.28	9.11	10.65	6.99
Adjusted net income, earnings per share, ROA and ROE remove the after tax effect of restructuring charges and one-time employee bonuses, the charge to adjust deferred taxes resulting from the Tax Cuts and Jobs Act and tax benefits from employee stock transactions from net income and net income available to common shareholders.

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollar amounts in millions)	2017	2017	2017	2017	2016
Tangible Common Equity Ratio:
Common shareholders' equity	$7,963	$8,034	$7,985	$7,930	$7,796
Less:
Goodwill	635	635	635	635	635
Other intangible assets	8	8	9	10	10
Tangible common equity	$7,320	$7,391	$7,341	$7,285	$7,151

Total assets	$71,567	$72,017	$71,447	$72,976	$72,978
Less:
Goodwill	635	635	635	635	635
Other intangible assets	8	8	9	10	10
Tangible assets	$70,924	$71,374	$70,803	$72,331	$72,333

Common equity ratio	11.13%	11.16%	11.18%	10.87%	10.68%
Tangible common equity ratio	10.32	10.35	10.37	10.07	9.89

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,963	$8,034	$7,985	$7,930	$7,796
Tangible common equity	7,320	7,391	7,341	7,285	7,151

Shares of common stock outstanding (in millions)	173	174	176	177	175

Common shareholders' equity per share of common stock	$46.07	$46.09	$45.39	$44.69	$44.47
Tangible common equity per share of common stock	42.34	42.39	41.73	41.05	40.79
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.